UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):
May 20, 2014

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

1901 Churn Creek Road
Redding, California 96002
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (530) 722-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank of Commerce Holdings (the “Company”) was held on May 20, 2014. There were 13,630,077 shares outstanding and entitled to vote at the Annual Meeting; of those shares, 10,505,425 were present in person or by proxy. The following matters were voted upon at the Annual Meeting:

1.	Proposal No. 1, the election of nine members to the Board of Directors to serve until the 2015 Annual Meeting or until their successors have been elected and qualified;

2.	Proposal No. 2, ratification of the selection of Moss Adams, LLP as the Company’s independent registered public accounting firm for 2014;

3.	Proposal No. 3, an advisory (non-binding) resolution to approve named executive officer compensation.

The following is a summary of the voting results for the matters voted upon by the shareholders.

Proposal No. 1 – Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes

Orin N. Bennett	6,075,307	719,886	3,710,232

Gary R. Burks	6,535,999	259,194	3,710,232

Randall S. Eslick	6,615,199	179,994	3,710,232

Joseph Q. Gibson	6,548,475	246,718	3,710,232

Jon W. Halfhide	6,122,273	672,920	3,710,232

Linda J. Miles	6,637,475	157,718	3,710,232

David H. Scott	6,638,024	157,169	3,710,232

Terence J. Street	6,075,307	719,886	3,710,232

Lyle L. Tullis	6,637,575	157,618	3,710,232

Proposal No. 2 – Ratification of the Selection of Moss Adams, LLP as the Company’s Independent Registered Public Accounting Firm for 2014

Votes For	Votes Against	Abstentions	Broker Non-Votes

10,350,170	7,057	148,198	0

Proposal No. 3 - Advisory (Non-Binding) Resolution to Approve Named Executive Officer Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes

5,599,588	735,560	460,045	3,710,232

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2014
/S/ Samuel D. Jimenez
By: Samuel D. Jimenez
Executive Vice President and
Chief Operating Officer / Chief Financial Officer

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